SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2005 (October 26, 2005)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

(314) 863-1100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 26, 2005, the Board of Directors of the Company increased the amount of the annual cash retainer paid to non-management directors from $42,000 to $50,000 per year, effective November 1, 2005, and increased the amount of the annual stock grant paid to non-management directors from $55,000 to $75,000 per year, effective with the 2006 grant.

Also, on October 26, 2005, the Board of Directors approved a resolution freezing the Furniture Brands Supplemental Retirement Plan, effective December 31, 2005. No additional benefits will accrue under this plan. A transitional benefit will be provided under the plan for those participants who have reached age 50 and earned 10 or more years of service as of December 31, 2005. Participants include Messrs. Holliman, Foy, Chipperfield, and Alstadt, executive officers of the Company. Effective January 1, 2006, a new nonqualified deferred compensation plan will be established for eligible employees, including certain executive officers of the Company, to be known as the Furniture Brands International, Inc. Executive Deferred Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated: November 3, 2005